   As filed with the Securities and Exchange Commission on October 26, 2001
                                                 Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           RESTORATION HARDWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                  68-0140361
       (State or Other Jurisdiction of                    (IRS Employer
        Incorporation or Organization)                  Identification No.)

 15 KOCH ROAD, SUITE J, CORTE MADERA, CALIFORNIA                94925
    (Address of Principal Executive Offices)                  (Zip Code)

              RESTORATION HARDWARE, INC. 1998 STOCK INCENTIVE PLAN
                      AMENDED AND RESTATED ON MAY 16, 2001;
      STOCK OPTION PROGRAM FOR OPTIONS GRANTED OR TO BE GRANTED PURSUANT TO
          NOTICES OF GRANT OF STOCK OPTION AND STOCK OPTION AGREEMENTS
         BETWEEN THE REGISTRANT AND CERTAIN PERSONNEL OF THE REGISTRANT
                            (Full Title of the Plans)

                                Gary G. Friedman
                             Chief Executive Officer
                              15 Koch Road, Suite J
                         Corte Madera, California 94925
                     (Name and Address of Agent for Service)
                                 (415) 924-1005
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a Copy to:
                              Gavin B. Grover, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                      San Francisco, California 94105-2482
================================================================================
                         CALCULATION OF REGISTRATION FEE
======================== ===================== ======================= =========

                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER       AGGREGATE OFFERING                  AMOUNT OF
     BE REGISTERED            REGISTERED               SHARE                     PRICE                    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Restoration Hardware,
Inc. 1998 Stock
Incentive Plan Amended
and Restated on May
16, 2001

Common stock, $0.0001
par value(1)                      895,070             $ 3.44(2)              $3,079,040.80(2)                $  770

Restoration Hardware, Inc.
1998 Stock
Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001
par value(3)                        1,148             $ 3.05(5)              $    3,501.40(5)                $    1

Restoration Hardware, Inc.
1998 Stock
Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001
par value(3)                        9,800             $ 3.85(5)              $   37,730.00(5)                $   10

Restoration Hardware, Inc.
1998 Stock
Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001
par value(3)                       28,113             $ 4.63(5)              $  122,572.68(5)                $   31

Restoration Hardware, Inc.
1998 Stock Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001 par
value(3)                            9,605             $ 3.28(5)              $   31,504.40(5)                $    8

Restoration Hardware, Inc.
1998 Stock Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001 par
value(3)                            1,264             $ 3.15(5)              $    3,981.60(5)                $    1

Restoration Hardware, Inc.
1998 Stock Incentive Plan
Amended and Restated on
May 16, 2001

Common stock, $0.0001 par
value(3)                           55,000             $ 3.70(5)              $  203,500.00(5)                $   51

Stock Option Program

Common stock, $0.0001
par value(4)                      210,000             $ 2.00(5)              $  420,000.00(5)                $  105

Stock Option Program

Common stock, $0.0001
par value(1)                      790,000             $ 3.44(2)              $2,717,600.00(2)                $  680
--------------------------------------------------------------------------------------------------------------------------
TOTALS:                         2,000,000                                                                    $1,657
==========================================================================================================================

(1) Reflects options exercisable for common stock to be granted from time to time.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Restoration Hardware, Inc. common stock reported on the Nasdaq National Market on October 19, 2001.

(3) Reflects options exercisable for common stock previously granted.

(4) Reflects options exercisable for common stock granted through the date of this Form S-8.

(5) Determined solely for the purpose of calculating the registration fee in accordance with Rules 457(h) under the Securities Act of 1933, as amended, based upon the exercise price specified for these options.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II below), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

         1. The contents of our registration statements on Form S-8, Registration No. 333-66065, 333-45638 and 333-58684, are hereby incorporated by reference into this registration statement, except as the same may be modified by the information set forth herein;

         2. Our annual report on Form 10-K for the fiscal year ended February 3, 2001, including our audited consolidated financial statements for the fiscal year ended February 3, 2001 attached thereto;

         3.  Our current report on Form 8-K filed with the SEC on April 2, 2001;

         4.  Our current report on Form 8-K filed with the SEC on May 23, 2001;

         5. Our quarterly report on Form 10-Q for the fiscal quarter ended May 5, 2001;

         6.  Our current report on Form 8-K filed with the SEC on July 10, 2001;

         7. Our current report on Form 8-K filed with the SEC on August 13, 2001;

         8. Our current report on Form 8-K filed with the SEC on August 22, 2001;

         9. Our quarterly report on Form 10-Q for the fiscal quarter ended August 4, 2001;

         10. Our current report on Form 8-K filed with the SEC on October 24, 2001; and

         11. The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on May 14, 1998, as amended June 3, 1998, and any subsequent amendment or report filed for the purposes of updating this description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document which is incorporated by reference in this registration statement will be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or incorporated by reference in this registration statement or in any document that we file after the date of this registration statement that also is incorporated by reference in this registration statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the validity of the issuance of the common stock offered hereby will be passed upon by Morrison & Foerster LLP, San Francisco, California. Morrison & Foerster LLP and entities controlled by lawyers at Morrison & Foerster LLP owned, as of October 26, 2001, an aggregate of approximately 125,000 shares of our common stock on an as-converted basis. Additionally, a Morrison & Foerster LLP attorney serves as our Secretary.

         Lawyers and employees of Morrison & Foerster LLP and entities controlled by lawyers at Morrison & Foerster LLP may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Second Amended and Restated Certificate of Incorporation of Restoration Hardware, Inc. limits or eliminates the liability of the company's directors to the company or its stockholders for monetary damage to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). As permitted by the DGCL, the Second Amended and Restated Certificate of Incorporation provides that the directors of Restoration Hardware, Inc. shall not be personally liable to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of such person's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Section 174 of the DGCL and
(iv) for any transaction resulting in receipt by such person of an improper personal benefit.

         Under Section 145 of the DGCL, Restoration Hardware. Inc. has broad discretion to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Second Amended and Restated Certificate of Incorporation of Restoration

Hardware, Inc. provides that the company may indemnify directors, officers, employees and agents in excess of the indemnification and advancement of expenses permitted by Section 145 of the DGCL, subject to limits under Delaware law with respect to actions for breach of duty to the company, its stockholders and others. The company will indemnify any person who is made a party or threatened to be made a party or is in any way involved in any action, suit or proceeding by reason of being a director or officer of the company or a direct or indirect subsidiary of the company, and will also advance expenses to the fullest extent permitted by the DGCL. The company's Amended and Restated Bylaws contain similar provisions for indemnification of directors made, or threatened to be made, a party to an action or proceeding by reason of being a director. The company will pay all expenses incurred by a director in defending a civil or criminal action, suit or proceeding by reason of being a director before final disposition of the action, suit or proceeding once the director undertakes to repay such amount if it is ultimately determined that he is not entitled to indemnification by the company. The Amended and Restated Bylaws further provide that the board of directors has discretion to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of being an officer or employee of the company. The company currently has directors' and officers' liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. In addition to the indemnification provided for in the company's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the company has also entered into agreements with certain of its directors and officers to indemnify such directors and executive officers, respectively, against any expenses, fees, judgments and settlement amounts actually and reasonably incurred by that party in connection with any threatened or pending action, suit or proceeding to which that party is or is threatened to be made a party by reason of that party being a director, officer, employee or agent of the company or any subsidiary of the company or of serving at the request of the company as a director, officer, employee or agent of another corporation or enterprise.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

Exhibit No.                          Description
-----------                          -----------
    4.1          Second Amended and Restated Certificate of Incorporation,
                 as amended. Exhibit 3.1 to the Form 8-K for Restoration
                 Hardware, Inc. filed with the SEC on October 24, 2001 is
                 incorporated by reference herein.

    4.2 Amended and Restated Bylaws. Exhibit 3.2 to the quarterly report on Form 10-Q for Restoration Hardware, Inc. for the quarterly period ended October 31, 1998 filed with the SEC on December 15, 1998 is incorporated by reference herein.

    4.3          Specimen Common Stock Certificate. Exhibit 4.3 to Amendment
                 No. 1 to the registration statement on Form S-1 (File
                 No. 333-51027) for Restoration Hardware, Inc. filed with the
                 SEC on June 2, 1998 is incorporated by reference herein.

    5.1          Opinion of Morrison & Foerster LLP.

   23.1          Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   23.2          Consent of Deloitte & Touche LLP, Independent Accountants.

   24.1 Power of Attorney (see Signatures of the registration statement).

   99.1 Restoration Hardware, Inc. 1998 Stock Incentive Plan Amended and Restated on May 16, 2001.

ITEM 9.    UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corte Madera, State of California, on October 26, 2001.

                                      RESTORATION HARDWARE, INC.

                                      By:       /s/ Gary G. Friedman
                                         --------------------------------------
                                         Gary G. Friedman
                                         Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary G. Friedman and Thomas M. Bazzone, and each of them acting individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                       SIGNATURE                                      TITLE                                           DATE
                       ---------                                      -----                                           ----
        /s/ Gary G. Friedman                             Chief Executive Officer and Director                     October 26, 2001
-----------------------------------------------------    (Principal Executive Officer)
Gary G. Friedman


        /s/ Cynthia Love                                 Vice President, Finance and Assistant Treasurer          October 26, 2001
-----------------------------------------------------    (Principal Financial and Accounting Officer)
Cynthia Love


                                                         Director                                                 October __, 2001
-----------------------------------------------------
Stephen J. Gordon

                                                         Director                                                 October __, 2001
-----------------------------------------------------
Glenn J. Krevlin

/s/ Mark J. Schwartz                                     Director                                                 October 26, 2001
-----------------------------------------------------
Mark J. Schwartz

/s/ Marshall B. Payne                                    Director                                                 October 26, 2001
-----------------------------------------------------
Marshall B. Payne

/s/ Raymond C. Hemmig                                    Director                                                 October 26, 2001
-----------------------------------------------------
Raymond C. Hemmig

/s/ Robert E. Camp                                       Director                                                 October 26, 2001
-----------------------------------------------------
Robert E. Camp

/s/ Damon H. Ball                                        Director                                                 October 26, 2001
-----------------------------------------------------
Damon H. Ball

/s/ Thomas M. Bazzone                                    Director                                                 October 26, 2001
-----------------------------------------------------
Thomas M. Bazzone

                           RESTORATION HARDWARE, INC.

                                INDEX TO EXHIBITS


Exhibit No.                          Description
-----------                          -----------
    4.1          Second Amended and Restated Certificate of Incorporation, as
                 amended. Exhibit 3.1 to the Form 8-K for Restoration Hardware,
                 Inc. filed with the SEC on October 24, 2001 is incorporated by reference herein.

    4.2 Amended and Restated Bylaws. Exhibit 3.2 to the quarterly report on Form 10-Q for Restoration Hardware, Inc. for the quarterly period ended October 31, 1998 filed with the SEC on December 15, 1998 is incorporated by reference herein.

    4.3          Specimen Common Stock Certificate. Exhibit 4.3 to Amendment
                 No. 1 to the registration statement on Form S-1 (File
                 No. 333-51027) for Restoration Hardware, Inc. filed with the
                 SEC on June 2, 1998 is incorporated by reference herein.

    5.1          Opinion of Morrison & Foerster LLP.

   23.1          Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   23.2          Consent of Deloitte & Touche LLP, Independent Accountants.

   24.1 Power of Attorney (see Signatures of the registration statement).

   99.1 Restoration Hardware, Inc. 1998 Stock Incentive Plan Amended and Restated on May 16, 2001.